Exhibit 99.1

Christopher Chipman Appointed Chief Financial Officer of TOMI Environmental Solutions, Inc.

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--September 26, 2013--TOMI™ Environmental Solutions, Inc. (“TOMI” or the “Company”) (OTCQB: TOMZ), a global bacteria and infectious disease control company, announced today the appointment of Christopher Chipman, CPA, as Chief Financial Officer. His responsibilities will include the development of financial and tax strategies, oversight of the financial team and the issuance of financial information and monitoring the implementation and effectiveness of internal controls.

Mr. Chipman has more than fifteen (15) years’ experience in the financial services field and has served as Chief Financial Officer of two companies, one being public. He has acted in various capacities as an auditor, accountant and financial analyst during his professional career. He is a graduate of Ursinus College with a degree in Economics and is a member of both the American and Pennsylvania Institute of Certified Public Accountants.

Dr. Halden Shane, TOMI’s Chief Executive Officer, stated, “We are pleased to have Chris join the Company to lead our financial team. TOMI’s growth trajectory domestically and internationally mandated the appointment of an experienced and talented individual to handle and oversee financial operations and assist in implementing our business plans. We believe Chris is the right person to step in and fill those roles.”

Chris Chipman, CPA, stated, “I am honored to have been named to the role of TOMI’s Chief Financial Officer and very excited to join TOMI at this stage of its corporate lifecycle. With their state-of-the-art decontamination technology and associated specialized services, TOMI is very well positioned to combat infectious diseases worldwide and has significant growth potential in this rapidly expanding global market. I look forward to contributing to TOMI in this new capacity.”

About TOMI™ Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQB: TOMZ) is a global bacteria decontamination and infectious disease control company, providing green energy-efficient environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide aerosols, Ultra-Violet Ozone Generators and Ultra-Violet Germicidal Irradiation (“UVGI”) products and technologies.

TOMI™’s products are designed to service a broad spectrum of commercial structures including medical facilities, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, and athletic facilities. TOMI™’s products and services have also been used in single-family homes and multi-unit residences.

TOMI™ also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The Restoration Industry Association, Indoor Air Quality Association and The International Ozone Association.

For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:
TOMI™ Environmental Solutions, Inc.
Dr. Halden Shane, Chairman of the Board & Chief Executive Officer
(310) 275-2255 | (800) 525-1698
Worldwide Corporate Offices
9454 Wilshire Boulevard, 10th Floor
Beverly Hills, California 90212
or
INVESTOR RELATIONS:
Syndicated Capital, Inc.
John T. Hillman
(310) 255-4445